UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 6, 2005
Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
On September 6, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Cerner Corporation (the “Company”) approved the adoption of the 2005 Cerner Corporation Enhanced Severance Pay Plan, as amended and restated (the “Plan”).
The Plan amends and restates the current discretionary Enhanced Severance Pay Plan (dated October 14, 2003, filed as Exhibit 10(a) to Company’s Annual Report on Form 10-K for the year ended January 3, 2004), and covers essentially all of the Company’s U.S. based (including its U.S. based subsidiaries) permanent, full-time salaried employees (currently approximately 5,785 employees). Under the Plan, eligible Company employees will receive cash payments upon: (i) certain termination without cause events, which severance benefits will range from two (2) to fifty-two (52) weeks (depending on the employee’s role and tenure with the Company) of such employee’s annual base salary and contingent upon the employee satisfying certain conditions, including without limitation the execution of a severance and release agreement with the Company providing for a complete release of all present and future claims by the eligible employee; or (ii) qualifying terminations or resignations for Good Reason following a Change in Control, which severance benefits will be paid at 1.5 times the calculated weekly severance eligibility based on role and tenure and will include both base salary and average cash bonus.
Subject to applicable laws, the Plan Administrator may amend or terminate the Plan at any time, but no amendment or termination may affect the right to any unpaid benefit of any participant whose termination date has occurred prior to amendment or termination of the Plan, and no amendment or termination shall occur after the occurrence of a Change of Control.
Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. The foregoing description of the Plan does not purport to be a complete statement of the parties’ rights and obligations under the Plan and additional terms and conditions are set forth in the Plan, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
c)	Exhibits
10.1	Cerner Corporation 2005 Enhanced Severance Pay Plan, Amended and Restated

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION

Date: September 12, 2005	By:	/s/ Marc G. Naughton

Marc G. Naughton, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Cerner Corporation 2005 Enhanced Severance Pay Plan, Amended and Restated